           CONSENT OF GEORGE A. HIERONYMUS AND COMPANY, L.L.C.


We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated as shown in Exhibit A with respect to the audits of those entities as shown in Exhibit A for the year ended December 31, 1994. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (no. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all filed with the Securities and Exchange Commission.

/s/ George A. Hieronymus and Company, L.L.C.
--------------------------------------------------
George A. Hieronymus and Company, L.L.C.
Mobile, Alabama
October 3, 1997


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                                      EXHIBIT A


Real Estate Partnership                           Report Date
-----------------------                           -----------

Athens Arms Associates                            January 27, 1995

Colonial Terrace I Associates                     January 27, 1995

Colonial Terrace II Associates                    January 27, 1995